Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-140588 on Form S-8 of our report, dated January 28, 2008, appearing in the Annual Report on Form 10-KSB of Metalline Mining Company for the year ended October 31, 2007.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP
Denver, Colorado
February 1, 2008